Exhibit 99.1

MURPHY OIL ANNOUNCES ADJUSTMENT TO 2008 RESULTS

DUE TO SUBSEQUENT EXPLORATION EXPENSE

EL DORADO, Arkansas, February 26, 2009 – Murphy Oil Corporation (NYSE:MUR) announced the adjustment of 2008 results by $31.1 million due to the expensing of a well drilled on the Abalone Deep prospect in Block AC/P36, offshore Western Australia. The well, completed after the Company’s preliminary earnings release on January 28, 2009, encountered non-commercial quantities of natural gas and is being plugged and abandoned.

Because the Company has not filed its year-end financial statements with the Securities and Exchange Commission (SEC), accounting rules require that unsuccessful drilling costs incurred through December 31, 2008 be included in the 2008 financial statements that will be filed with the SEC on Form 10-K. The remainder of the Abalone Deep well costs incurred after December 31, 2008 will be expensed in the first quarter of 2009. Murphy owns 40% with partners Finder Exploration (40%) and PTTEP Australia Offshore (20%).

The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

#####